Exhibit 99.1

IDENTIV REPORTS Q3 2014 EARNINGS

Quarterly Revenue of $22.7 Million and adjusted EBITDA of $0.99 Million

FREMONT, Calif., November 13, 2014 – Identiv (NASDAQ: INVE), a global security technology company that provides trusted identity solutions for premises, information, and everyday items, reports its financial results for the third quarter (Q3) of 2014.

“In Q3 2014, we saw continued growth in revenue and achieved positive adjusted EBITDA,” said Jason Hart, Identiv CEO. “The steps taken to streamline our business have allowed us to build a stable platform to deliver our products and services and to continue investing in sales, marketing, and product development.”

Q3 Financial Summary

In reviewing the results for the third quarter of fiscal year 2014, compared to the third quarter of fiscal year 2013:

•	Total revenues for continuing operations were $22.7 million, compared to $20.9 million, reflecting growth of 9%, with significant contribution from sales of credentials products increasing 49% to meet demand for electronic game toys, offset by lower sales of Premises and Identity products.

•	GAAP gross profit margin was 43%, compared to 48%, primarily due to product mix.

•	Base operating expenses, which include research and development, sales and marketing, and general and administrative costs, were $10.6 million, compared to $10.0 million, up 6%. The company increased its investment in sales and marketing by 12% and in research and development by 10%, offset by a reduction in general and administrative expenses of 4%.

•	Adjusted EBITDA for the quarter was $0.99 million, compared to $0.95 million.

•	GAAP net loss from continuing operations was $(3.9) million in Q3 2014, which included restructuring costs totaling $1.8 million, or $(0.46) per share, compared with GAAP net loss from continuing operations of $(12.9) million, or $(1.69) per share, in the comparable prior year period. There were restructuring costs of $1.3 million and impairment charges to goodwill and long lived assets of $11.1 million in Q3 2013.

•	Cash was $41.1 million at September 30, 2014, compared with $5.1 million at December 31, 2013, reflecting proceeds from a refinancing of debt in March 2014 and an underwritten offering of common stock in September 2014.

Note: Financial results contained in this release reflect the continuing operations of Identiv only and exclude discontinued operations of non-core businesses sold in December 2013, February 2014 and June 2014.

“In Q3 2014, we continued to build a solid organization which is well capitalized, has unique technology, and a new sales organization to execute on our strategy. As the relationships formed this year with strategic technology, telecommunications, and distribution partners begin to mature, we believe we are well-aligned in the identity and security marketplaces,” said Hart. “While a number of internal consolidation and cost-efficiency projects are ongoing, our primary focus has transitioned to leveraging our know-how to deliver new security products throughout the remainder of this year and into 2015, while outpacing the annual industry growth rate in 2015.”

Guidance

The Company reaffirms revenue guidance for fiscal year 2014 of revenue between $80 million and $90 million.

Webcast and Conference Call Information

Identiv will hold an audio webcast and conference call to discuss the results of Q3 2014 today, November 13, 2014, at 5:00 PM (ET). The audio webcast can be accessed at identiv.com/investors/ir-events. The conference call can be accessed by dialing 888-771-4371 (toll-free within the U.S.) or +1 847-585-4405 (for international callers) using passcode 38441915. For those unable to attend the live webcast, it will be archived following the event for 30 days at identiv.com/investors/ir-events. A replay of the call will also be available for one week and can be accessed by dialing 888-843-7419 (toll-free within the U.S.) or +1 630-652-3042 (for international callers) using passcode 38441915.

###

About Identiv

Identiv is a global security technology company that establishes trust in the connected world, including premises, information, and everyday items. CIOs, CSOs and product departments rely upon Identiv’s trust solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP financial results discussed above exclude items detailed in the reconciliation table contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements made under the caption “Guidance” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, factors discussed in our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Lennart Streibel

Identiv, Inc.

+1 949-553-4251

IR@identiv.com

Identiv Media Contact:

Joann Wardrip

MSLGROUP

415-512-0770

identiv@mslgroup.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September, 30	June, 30	September, 30	September, 30
	2014	2014	2013	2014	2013
Net revenue	$22,712	$22,301	$20,909	$61,867	$54,745
Cost of revenue	12,840	13,371	10,945	36,463	30,019

Gross profit	9,872	8,930	9,964	25,404	24,726

Operating expenses:
Research and development	1,813	1,731	1,643	5,046	5,206
Selling and marketing	5,078	5,731	4,527	15,844	13,972
General and administrative	3,685	2,867	3,845	9,595	11,002
Impairment of long-lived assets	—	—	178	—	178
Impairment of goodwill	—	—	10,935	—	10,935
Restructuring and severance	1,825	612	1,252	2,874	1,252

Total operating expenses	12,401	10,941	22,380	33,359	42,545

Loss from operations	(2,529)	(2,011)	(12,416)	(7,955)	(17,819)
Interest expense, net	(564)	(506)	(387)	(3,154)	(1,603)
Foreign currency (loss) gain, net	(700)	(159)	284	(952)	461

Loss from continuing operations before income taxes and noncontrolling interest	(3,793)	(2,676)	(12,519)	(12,061)	(18,961)
Income tax (provision) benefit	(94)	9	(363)	(149)	(256)

Loss from continuing operations before noncontrolling interest	(3,887)	(2,667)	(12,882)	(12,210)	(19,217)
Income (loss) from discontinued operations, net of income taxes	2	57	(12,653)	546	(14,380)

Consolidated net loss	(3,885)	(2,610)	(25,535)	(11,664)	(33,597)
Less: Loss (income) attributable to noncontrolling interest	38	(6)	1,322	73	1,708

Net loss attributable to Identiv, Inc. stockholders´ equity	$(3,847)	$(2,616)	$(24,213)	$(11,591)	$(31,889)

Basic and diluted net loss per share attributable to Identiv, Inc. stockholders´ equity:
Loss from continuing operations	$(0.46)	$(0.34)	$(1.69)	$(1.52)	$(2.75)

Income (loss) from discontinued operations	—	0.01	(1.84)	0.07	(2.26)

Net loss	$(0.46)	$(0.33)	$(3.53)	$(1.45)	$(5.01)

Weighted average shares used to compute basic and diluted loss per share	8,423	7,907	6,852	7,971	6,370

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash	$41,126	$5,095
Accounts receivable, net of allowances	11,967	13,289
Inventories	8,716	8,995
Prepaid expenses	1,040	957
Other current assets	1,457	1,766
Current assets of discontinued operations	—	2,727

Total current assets	64,306	32,829
Property and equipment, net	5,631	5,888
Goodwill	8,900	8,991
Intangible assets, net	9,094	10,184
Other assets	1,057	867

Total assets	$88,988	$58,759

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$6,838	$9,353
Liability to related party	1,029	1,073
Financial liabilities	2,083	2,971
Deferred revenue	444	729
Accrued compensation and related benefits	2,703	3,383
Other accrued expenses and liabilities	5,115	5,239
Current liabilities of discontinued operations	—	1,630

Total current liabilities	18,212	24,378
Long-term liability to related party	5,287	5,648
Long-term financial liabilities	11,842	3,051
Other long-term liabilities	679	938

Total liabilities	36,020	34,015

Total stockholders´ equity	52,968	24,744

Total liabilities and stockholders´equity	$88,988	$58,759

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three months ended			Nine months ended
	September, 30	June, 30	September, 30	September, 30
	2014	2014	2013	2014	2013
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$12,840	$13,371	$10,945	$36,463	$30,019
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(12)	(6)	(18)	(23)	(56)
Amortization and depreciation	(376)	(365)	(332)	(1,103)	(1,012)

Total reconciling items included in GAAP cost of revenue	(388)	(371)	(350)	(1,126)	(1,068)

Non-GAAP cost of revenue	$12,452	$13,000	$10,595	$35,337	$28,951

Non-GAAP gross profit margin	42%	42%	46%	42%	46%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$12,401	$10,941	$22,380	$33,359	$42,545
Impairment of goodwill			(11,113)		(11,113)
Stock-based compensation	(609)	(251)	(236)	(1,055)	(1,039)
Pension expenses	—	—	(25)	—	(75)
Gain of disposal of fixed assets	—	—	—	1	—
Amortization and depreciation	(386)	(376)	(340)	(1,152)	(1,260)
Acquisition costs	—	—	—	—	(13)
Transition and integration costs		—	(48)		(343)
Restructuring and severance	(2,134)	(612)	(1,252)	(3,183)	(1,252)

Total reconciling items included in GAAP operating expenses	(3,129)	(1,239)	(13,014)	(5,389)	(15,095)

Overhead costs	$9,272	$9,702	$9,366	$27,970	$27,450

Reconciliation of GAAP net loss to adjusted EBITDA loss
Net loss attributable to Identiv, Inc.	$(3,847)	$(2,616)	$(24,213)	$(11,591)	$(31,889)
Reconciling items included in GAAP net loss:
Provision (Benefit) for income taxes	94	(9)	363	149	256
Net (loss) gain attributable to noncontrolling interest	(38)	6	(1,322)	(73)	(1,708)
(Income) loss from discontinued operations, net of income taxes	(2)	(57)	12,653	(546)	14,380
Interest expense, net	564	506	387	3,154	1,603
Foreign currency losses (gains), net	700	159	(284)	952	(461)
Impairment of goodwill and long lived assets			11,113		11,113
Stock-based compensation	621	257	254	1,078	1,095
Pension expenses	—	—	25	—	75
Amortization and depreciation	762	741	672	2,255	2,272
Acquisition costs	—	—	—	—	13
Transition and integration costs	—	—	48	—	343
(Gain) of disposal of fixed assets	—	—	—	(1)	—
Restructuring and severance	2,134	612	1,252	3,183	1,252

Total reconciling items included in GAAP net loss	4,835	2,215	25,161	10,151	30,233

Adjusted EBITDA gain ( loss)	$988	$(401)	$948	$(1,440)	$(1,656)